Exhibit 99.2

EXECUTION COPY

18,000,000 Shares

MORGANS HOTEL GROUP CO.

COMMON STOCK ($.01 PAR VALUE PER SHARE)

UNDERWRITING AGREEMENT

February 13, 2006

February 13, 2006

Morgan Stanley & Co. Incorporated

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As representatives of the several Underwriters
Named in Schedule I hereto

c/o       Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

Morgans Hotel Group Co., a Delaware corporation (the “Company”), Morgans Hotel Group LLC, a Delaware limited liability company (“MHG”), and Morgans Group LLC, a Delaware limited liability company (the “Operating Company”), each confirms its agreement with each of the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the “Representatives”), whereby the Company and certain shareholders of the Company (the “Selling Shareholders”) named on Schedule II hereto severally propose to sell to the several Underwriters an aggregate of 18,000,000 shares of the common stock, $.01 par value per share, of the Company (the “Firm Shares”), of which 15,000,000 shares are to be issued and sold by the Company and 3,000,000 shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule II hereto.  The Company also proposes to issue and sell to the several Underwriters not more than an additional 2,700,000 shares of its common stock, $.01 par value per share (the “Additional Shares”), if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 4 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  The shares of common stock, $.01 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”  The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers”.

At or before the Closing Date (as defined below), the Company, the Operating Company, MHG, NorthStar Partnership, L.P. (“NorthStar”) and RSA Associates, L.P. (“RSA”) and certain other members of MHG will complete a series of transactions described in the Prospectus (as defined below) under the caption “Formation and Structuring Transactions” (such transactions being hereinafter called the “Formation Transactions”). As part of the Formation

Transactions, (1) MHG will form the Operating Company and contribute certain assets and related liabilities and rights described in the Prospectus (the “Initial Contributed Assets”) to the Operating Company for no consideration, (2) MHG will distribute all of its membership units in the Operating Company (“OC Units”) held at the time of the contribution of the Initial Contributed Assets to its members on a pro rata basis, (3) MHG will contribute all of the membership interests in Morgans Hotel Group Management LLC (the “Management Company Contribution” and, together with the Initial Contributed Assets, the “Contributed Assets”) to the Operating Company in exchange for additional OC Units, (4) NorthStar and RSA will transfer to the Company all of their respective OC Units in exchange for an equal number of shares of Common Stock, respectively, and (5) the Company will contribute to the Operating Company the net proceeds of the sale of the Shares by the Company in exchange for a number of OC Units equal to the number of Shares issued and sold by the Company.

On the Closing Date but prior to the Formation Transactions, Morgans Hotel Group Management LLC (“MHG Management Company”) will enter into an $80,000,000 Secured Term Loan Facility (the “Term Loan Facility”) evidenced by a credit agreement (the “Term Loan Credit Agreement” and, together with any security documents and other agreements relating to the Term Loan Facility, the “Term Loan Documents”) among MHG Management Company, as borrower, Citicorp North America, Inc., as administrative agent and a syndicate of lenders.  On the Closing Date,  the Operating Company will enter into a $125,000,000 Secured Revolving Credit Facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Credit Facilities”) evidenced by a credit agreement (the “Revolving Credit Facility Agreement” and, together with any security documents and other agreements relating to the Revolving Credit Facility, the “Revolving Credit Loan Documents”) among the Operating Company, as borrower, the Company, Citicorp North America, Inc., as administrative agent and a syndicate of lenders.  As used in this Agreement, the term “Loan Documents” refers to: (1) the Term Loan Documents and (2) the Revolving Credit Loan Documents.

As used in this Agreement, the term “Formation Agreements” collectively refers to: (1) the Formation and Structuring Agreement, by and among the Operating Company, MHG, NorthStar Hospitality LLC, NorthStar, RSA and certain individuals, dated as of October 25, 2005 (the “Formation and Structuring Agreement”) and (2) the Amended and Restated Limited Liability Company Agreement of the Operating Company, the form of which is filed as Exhibit 10.1 to the Registration Statement (as defined below) (the “OC Agreement”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities

Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus identified on Schedule III hereto, together with the free writing prospectuses, if any, identified on Schedule III hereto and any other information identified in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Time of Sale Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference therein.

1.                                       Representations and Warranties of the Company and the Operating Company.  The Company and the Operating Company jointly and severally represent and warrant to and agree with each of the Underwriters that:

(a)                                  The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company or the Operating Company, threatened by the Commission.

(b)                                 (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, as of the date hereof and at the Closing Date (as defined in Section 6), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, and any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act (and to which the Underwriters have not objected in accordance with the provisions of Section 8(c) of this Agreement), or the Prospectus based upon information furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)                                  Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are in all material respects based on or derived from sources that the Company believes to be reliable and accurate.

(d)                                 Prior to the date of this Agreement, neither the Company nor the Operating Company has conducted any material business other than in connection with the Formation Transactions.

(e)                                  The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(f)                                    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, and, after giving effect to the Formation Transactions, will have the necessary corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus.  The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which, after giving effect to the Formation Transactions, the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(g)                                 The Operating Company has been duly organized, is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and, after giving effect to the Formation Transactions, will have the necessary power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus.  The Operating Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which, after giving effect to the Formation Transactions, the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(h)                                 The Contributed Assets consist of direct or indirect ownership interests in all material assets and related liabilities described in the Time of Sale Prospectus as constituting the hotel business (the “Morgans Hotel Business”) of MHG and its subsidiaries.  Each entity (each an “MHG Business Entity”) whose ownership interests are to be contributed to the Company in the Formation Transactions is set forth on Schedule IV hereto.  Each MHG Business Entity has been duly organized, is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which, after giving effect to the Formation Transactions, the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that a failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued shares of capital stock, membership interests or partnership interests of each MHG Business Entity that, after giving effect to the Formation Transactions, either will be a wholly-owned subsidiary of the Company (as in the case of each MHG Business Entity set forth on Schedule IV hereto other than 495 Geary LLC, SC London LLC and SC Restaurant LLC) or consolidated within the financial statements of the Company, have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by MHG and, after giving effect to the Formation Transactions, except as disclosed in the Time of Sale Prospectus, will be owned by the Operating Company, free and clear of all liens, encumbrances, security interests or similar claims.  The Operating Company and the MHG Business Entities whose operations are consolidated in the combined financial statements of the Company are collectively referred to herein as the “Subsidiaries”.

(i)                                     The issuance of the OC Units pursuant to the Formation Transactions as described in the Time of Sale Prospectus has been duly authorized and upon issuance, in accordance with the OC Agreement, the OC Units described in the Time of Sale Prospectus will be validly issued.  None of the OC Units will be issued in violation of the preemptive or other similar rights of any security holder in the Operating Company.

(j)                                     The Company, after giving effect to the transactions being consummated on the Closing Date, will be the managing member of the Operating Company and the holder of OC Units representing an aggregate ownership interest in the Operating Company in the percentage set forth in the Prospectus under the caption “Formation and Structuring Transactions,” free and clear of any lien, encumbrance, security interest or similar claim.

(k)                                  The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(l)                                     The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable and the shares of Common Stock (including the Shares to be sold by the Selling Shareholders) to be issued to NorthStar and RSA have been duly authorized and, when issued and delivered in accordance with the Formation Agreements, will be validly issued, fully paid and non-assessable.

(m)                               The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(n)                                 Each of the Company and the Operating Company has the power and authority to execute and deliver this Agreement, each Formation Agreement and the Revolving Credit Loan Documents to which it is a party and to consummate the transactions described herein and therein.

(o)                                 This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Company.

(p)                                 The Formation Agreements and the Revolving Credit Loan Documents have been duly authorized by the Company (to the extent a party thereto) and the Operating Company (to the extent a party thereto) and, upon execution and delivery thereof on or prior to the Closing Date, will have been duly executed and delivered and be legal, valid and binding agreements of the Company (to the extent a party thereto) and the Operating Company (to the extent a party thereto) enforceable against each of the Company (to the extent a party thereto) and the Operating Company (to the extent a party thereto) in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that any indemnification and contribution provisions in such agreements may be limited by U.S. federal or state securities laws and public policy considerations in respect thereof.

(q)                                 Except for restrictions imposed by agreements disclosed in the Time of Sale Prospectus, the Operating Company is not prohibited or restricted from making distributions with respect to the OC Units or from repaying to the Company or any other subsidiary of the Company any amounts which may from time to time become due under any loans or advances to the Operating Company.

(r)                                    Neither the Company nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, except for such breaches and defaults which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(s)                                  The execution, delivery and performance of this Agreement, the Formation Agreements, the Loan Documents and the consummation of the transactions contemplated herein and therein will not (A) conflict with, or result in any breach of, or constitute a default under nor constitute any event which (with notice, lapse of time, or both) would constitute a breach of, or default under:  (1) any provision of the organizational documents of the Company or any Subsidiary, (2) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their assets or properties may be bound or affected, (3) any law or regulation binding upon or applicable to the Company or any Subsidiary or any of their respective properties or assets or (4) any decree, judgment or order applicable to the Company or any Subsidiary; or (B) result in the creation or imposition of any lien, security interest or similar claim upon any property or assets of the Company or any Subsidiary, except in each case described in clauses (A)(2) through (4) of this sentence for such conflicts, breaches, defaults and violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and in the case described in clause (B) of this sentence for liens, security interests or similar claims in connection with certain indebtedness described in the Time of Sale Prospectus under the caption “Mortgage and Other Indebtedness Outstanding After This Offering.”

(t)                                    The Formation Transactions comply in all material respects with the requirements of Section 6.10(c) of the Fifth Amended and Restated Limited Liability Company Agreement of MHG, including without limitation, clauses (i) through (x) of such section, regarding certain consent provisions with respect to an “IPO Transaction”.

(u)                                 No consent, approval, authorization or order of or filing, registration or qualification with, any governmental body or agency is required in connection with the Company’s or the Operating Company’s execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein by the Company or the Operating Company, including the Company’s issuance of the Shares, or in connection with the execution, delivery and performance of the Formation Agreements or the consummation of the transactions contemplated therein by the Company or the Operating Company, other than (A) such as have been obtained and made or will have been obtained and made on or prior to the Closing Date, (B) any necessary qualification under the securities or “blue sky” laws of the various jurisdictions in which the Shares are being offered by the Underwriters, or (C) the absence of which would not reasonably be expected to have a Material Adverse Effect.

(v)                                 Each of the Company and the Subsidiaries has, and will have upon consummation of the Formation Transactions, all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any U.S. federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its business as described in the Time of Sale Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any U.S. federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any Subsidiary, other than any such violations, defaults, or revocations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)                               Upon consummation of the Formation Transactions, the Company and its subsidiaries will have good and marketable title in fee simple to, or a valid leasehold interest in, all real property described in the Time of Sale Prospectus as owned by them (the “Company Properties”), and ownership of all material personal property described in the Time of Sale Prospectus as owned by them (or to be owned upon the consummation of the Formation Transactions), in each case free and clear of all liens, encumbrances, security interests, similar claims and defects in such title (collectively, the “Encumbrances”), except such Encumbrances that are disclosed in the Time of Sale Prospectus or would not reasonably be expected to materially and adversely affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real or personal property held under lease by the Company and the Subsidiaries constituting a portion of Contributed Assets are held by them under valid, subsisting and enforceable leases (such leases, the “Company Leases”) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property.  Neither the Company nor any of its subsidiaries is in default under any of the Company Leases, relating to, or any agreement evidencing an Encumbrance on, any Company Property that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of the Subsidiaries knows of any event, which but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements that would reasonably be expected to have a Material Adverse Effect.

(x)                                   Assuming the accuracy of the representations, warranties and agreements of NorthStar, RSA and the other members of MHG contained in the Formation and Structuring Agreement, the issuance of the OC Units pursuant to the Formation and Structuring Agreement will be exempt from registration or qualification under the Securities Act and state securities laws.

(y)                                 Each parcel of real property leased or owned or to be leased or owned upon consummation of the Formation Transactions by the Company or the Subsidiaries complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects, except such failure to comply, which does not materially and adversely affect the value of any such property and will not result in a forfeiture or reversion of title; neither the Company nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting any such property or any part thereof, and none of the Company or the Operating Company knows of any such condemnation or zoning change which is threatened and which, individually or in the aggregate, if consummated would reasonably be expected to have a Material Adverse Effect.

(z)                                   There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the financial condition, or in the earnings, business or operations of the Morgans Hotel Business from that set forth in the Time of Sale Prospectus.

(aa)                            There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than (A) proceedings accurately described in all material respects in the Time of Sale Prospectus or (B) proceedings that would not reasonably be expected to have a Material Adverse Effect, (ii) that would have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the Formation Transactions, or (iii) that are required to be described in the Registration Statement or the Time of Sale Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Time of Sale Prospectus or to be filed as exhibits to the Registration Statement that are not so described in all material respects or filed as required.

(bb)                          Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(cc)                            The Company is not, and after giving effect to the Formation Transactions, the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(dd)                          Except as would not be reasonably expected to have a Material Adverse Effect, (i) none of the Company, the Subsidiaries or, to the knowledge of the Company and the Subsidiaries, any director, officer, agent, employee or other person (in each case, while acting on behalf of the Company or the Subsidiaries) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), (ii) the Company and the Subsidiaries have conducted their businesses in compliance with the FCPA, and (iii) the Company and the Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ee)                            Except as would not be reasonably expected to have a Material Adverse Effect, (i) the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and (ii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff)                                The Company and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg)                          There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh)                          All U.S. federal, state and other income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid or provision has been made for their payment, except for any such tax or other assessment that (i) is currently being contested in good faith, or (ii) would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ii)                                  Except as disclosed in the Time of Sale Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(jj)                                  Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and the Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and the Subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(kk)                            The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all material licenses, inventions, copyrights, know-how (including trade secrets and other confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except such as the failure to own, possess or be able to acquire on reasonable terms would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(ll)                                  No material labor dispute with the employees of the Company or any of the Subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company or the Operating Company, as the case may be, is imminent; and neither the Company nor the Operating Company is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which would reasonably be expected to have a Material Adverse Effect.

(mm)                      The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(nn)                          Each of the Company and the Subsidiaries maintains a system of internal controls over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated).

(oo)                          The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement, and is taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley

Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(pp)                          Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

2.                                       Representations and Warranties of MHG.  MHG represents and warrants to and agrees with each of the Underwriters that:

(a)                                  MHG has been duly organized and is validly existing as a limited liability company in good standing under the laws of the state of Delaware with full power and authority to own its properties and to conduct its business as described in the Time of Sale Prospectus and to execute and deliver this Agreement and the Formation Agreements to which it is a party and to consummate the transactions described in each such agreement.

(b)                                 This Agreement has been duly authorized, executed and delivered by MHG.

(c)                                  The Formation Agreements to which MHG is a party have been duly authorized by MHG and constitute legal, valid and binding agreements of MHG enforceable against MHG in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, except to the extent that the indemnification and contribution provisions may be limited by U.S. federal or state securities laws and public policy considerations in respect thereof.

(d)                                 The execution, delivery and performance of this Agreement by MHG and the execution, delivery and performance of the Formation Agreements to which MHG is a party, and consummation of the transactions contemplated herein and therein, will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (1) any provision of the organizational documents of MHG, (2) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which MHG is a party or by which it or its assets or properties may be bound or affected, (3) any federal, state, local or foreign law, regulation or rule binding upon or applicable to MHG or any of its properties or assets, or (4) any decree, judgment or order applicable to MHG, except, in the cases of (2), (3) and (4) above, for such conflicts, breaches or defaults as would not, individually or in the aggregate, reasonably be expected to impair the ability of MHG to consummate the Formation Transactions on the terms described in the Time of Sale Prospectus.

(e)                                  The Formation Transactions comply in all material respects with the requirements of Section 6.10(c) of the Fifth Amended and Restated Limited Liability Company Agreement of MHG, including without limitation, clauses (i) through (x) of such section, regarding certain consent provisions with respect to an “IPO Transaction”.

(f)                                    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, other than as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively, MHG has not made any distribution in respect of its membership interests.

3.                                       Representations and Warranties of the Selling Shareholders.  Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a)                                  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b)                                 The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of applicable law, or the certificate of incorporation or by-laws or other organizational documents of such Selling Shareholder (if such Selling Shareholder is an entity), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Power of Attorney of such Selling Shareholder, except such as may be required by the securities or “blue sky” laws of the various states in connection with the offer and sale of the Shares.

(c)                                  Such Selling Shareholder on the Closing Date, after giving effect to the Formation Transactions, will have the legal right and power, and all authorization and approval required by law, to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d)                                 The Power of Attorney has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder.

(e)                                  Upon payment of the purchase price by the Underwriters for the Shares being sold by such Selling Shareholder and the delivery by such Selling Shareholder to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) of the Shares being sold by such Selling Shareholder registered in the name of Cede or such other nominee designated by DTC, both as provided for in this Agreement, and the crediting of such Shares to the account of the Underwriters with DTC, Cede or such other nominee designated by DTC will be a “protected purchaser” (as defined in Section 8-303 of the New York Uniform Commercial Code (the “Code”)) of such Shares, the Underwriters will acquire a valid “security entitlement” (within the meaning of Section 8-501 of the Code) to such Shares, and no action based on an “adverse claim” (as defined in Section 8-102 of the Code) may be asserted against the Underwriters with respect to such security entitlement (assuming that the Underwriters are without notice of any such adverse claim); for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the Code and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the Code.

(f)                                    Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus and the Prospectus to sell its Shares pursuant to this Agreement.

(g)                                 (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering and at the Closing Date (as defined in Section 6), the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties and agreements set forth in this paragraph 3(g) are limited to the name and address of such Selling Stockholder, the number of shares of Common Stock beneficially owned by such

Selling Stockholder after giving effect to the sale of the Shares being sold by such Selling Stockholder and the number of Shares made available for sale by such Selling Shareholder (the “Selling Shareholder Information”), which information has been furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus or any amendments or supplements thereto.

4.                                       Agreements to Sell and Purchase.  Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $18.70 a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 2,700,000 Additional Shares at the Purchase Price.  You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 6 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (such shares of Common Stock and such Securities, together the “MHG Co. Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of MHG Co. Securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any MHG Co. Securities (other than registration statement(s) on Form S-8 to register securities for issuance pursuant to the Company’s 2006 Omnibus Stock Incentive Plan described in the Time of Sale Prospectus).

The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) the issuance by the Company of MHG Co. Securities under the Company’s 2006 Omnibus Stock Incentive Plan described in the Time of Sale Prospectus, (D) the issuance by the Company of shares of Common Stock as part of the Formation Transactions, and (E) the issuance by the Company of shares of Common Stock, or by the Operating Company of OC Units, as consideration for one or more acquisitions, provided that (i) the aggregate market value of all such shares of Common Stock, including shares of Common Stock issuable upon conversion of any such OC Units, does not exceed 10% of the market capitalization of the Company as of 4:30 p.m. (New York City time) on the Closing Date, and (ii) the recipients of any such shares of Common Stock or OC Units shall enter into a written agreement agreeing to the restrictions set forth in the preceding paragraph and this paragraph.  Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release.  The Company shall promptly notify the Representatives of any earnings release that may give rise to an extension of the initial 180-day restricted period.

5.                                       Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares on the terms set forth in the Time of Sale Prospectus as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Sellers are further advised by you that the Shares are to be offered to the public initially at $20.00 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.78 a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.10 a share, to any Underwriter or to certain other dealers.

6.                                       Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on February 17, 2006, or at such other time on the same or such other date, not later than February 24, 2006, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 4 or at such other time on the same or on such other date, in any event not later than March 23, 2006, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

7.                                       Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:30 p.m.(New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)                                  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                                     there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or the Operating Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)                                  there shall not have occurred any change, or any development involving a prospective change, in the financial condition, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)                                 The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer (i) of the Company, to the effect set forth in Section 7(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (ii) of each of MHG and the Operating Company to the effect that the representations and warranties of MHG and the Operating Company, as the case may be, contained in this Agreement are true and correct as of the Closing Date and that each of MHG and the Operating Company, as the case may be, has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

Each officer signing and delivering such certificates may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                                  The Underwriters shall have received on the Closing Date an opinion of Sullivan & Cromwell LLP, special counsel for the Company and the Operating Company, dated the Closing Date, substantially in the form attached hereto as Exhibit A.

(d)                                 The Underwriters shall have received on the Closing Date an opinion of counsel for each Selling Shareholder, dated the Closing Date, substantially in the form attached hereto as Exhibit B.

(e)                                  The Underwriters shall have received on the Closing Date an opinion, in form and substance satisfactory to the Underwriters, of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the Closing Date.

The opinion of Sullivan & Cromwell LLP described in Sections 7(c) above (and any opinions of counsel for any Selling Shareholder referred to above) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

(f)                                    The Underwriters shall have received, on the date hereof a letter dated the date hereof from BDO Seidman, LLP, independent public accountants, substantially in the form attached hereto as Exhibit C.

(g)                                 The Underwriters shall have received, on the Closing Date, a “bring-down” letter dated the Closing Date of BDO Seidman, LLP that shall use a “cut-off date” not earlier than the date hereof, and that is substantially in the form attached hereto as Exhibit D.

(h)                                 The “lock-up” agreements, each substantially in the form attached as Exhibit E hereto, between you and the shareholders, officers and directors of the Company listed on Schedule V hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(i)                                     The Underwriters shall have received reasonably satisfactory evidence as to the prior consummation of the Term Loan Facility, the concurrent consummation of the Formation Transactions and that the Operating Company will obtain the Revolving Credit Facility on or promptly after the Closing Date, in each case on the terms set forth in the Time of Sale Prospectus.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

8.                                       Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a)                                  To furnish to each Representative, without charge, a conformed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter if requested by any such Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 2:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 8(e) or 8(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                                 Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                                  To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)                                 Without the consent of the Representatives, not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                                  If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus , as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                                    If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(g)                                 To endeavor to qualify the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as you shall reasonably request.

(h)                                 To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month period ending March 31, 2007 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)                                     To the extent that any portion of the Underwriters’ option to purchase the Additional Shares is exercised, the Company will contribute the net proceeds from the sale of such Additional Shares to the Operating Company for a number of OC Units equal to the number of Additional Shares issued and sold.

9.                                       Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including:  (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 8(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants (but excluding the cost of any aircraft chartered in connection with the road show), (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 12 entitled “Indemnity and Contribution” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

10.                                 Covenants of the Selling Shareholders.  Each Selling Shareholder severally covenants with the Company and the Underwriters not to create, use or refer to any proposed free writing prospectus without the consent of the Company and the Representatives.

11.                                 Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to create, use or refer to any proposed free writing prospectus without the consent of the Company and the Representatives.

12.                                 Indemnity and Contribution.  (a)  The Company, the Operating Company and MHG (and with respect only to MHG, for the period commencing on the date of this Agreement and ending on the Closing Date), jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)                                 The Company and the Operating Company, jointly and severally, agree to indemnify and hold harmless each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Selling Shareholder Information of such Selling Shareholder.

(c)                                  Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Underwriters and the Company, each person, if any, who controls any Underwriter or the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the Selling Shareholder Information of such Selling Shareholder.  The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph, and under the contribution agreement contained in paragraph (f) of this Section 12, shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

(d)                                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(e)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 12(a), 12(b), 12(c) or 12(d), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(f)                                    To the extent the indemnification provided for in Section 12(a), 12(b), 12(c) or 12(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 12(f)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 12(f)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, MHG, the Operating Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be equal to the total net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company, MHG, the Operating Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 12 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(g)                                 The Company, MHG, the Operating Company, each Selling Shareholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 12(f).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 12, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(h)                                 The indemnity and contribution provisions contained in this Section 12 and the representations, warranties and other statements of the Company, the Operating Company, MHG and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect in accordance with their specified terms and duration regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or by or on behalf of the Company, MHG, the Operating Company, their officers or directors or any person controlling the Company, MHG or the Operating Company and (iii) acceptance of and payment for any of the Shares.

13.                                 Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

14.                                 Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company, MHG, the Operating Company or the Selling Shareholders.  In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company, MHG, the Operating Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company, MHG, the Operating Company or any Selling Shareholder shall be unable to perform its respective obligations under this Agreement, the Company, MHG, the Operating

Company (jointly and severally) and any defaulting Selling Shareholder (severally and not jointly) agree to promptly reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

15.                                 Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.                                 Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.                                 Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.                                 Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention:  Equity Syndicate Desk, with a copy to the Legal Department and Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be delivered, mailed or sent to 4 World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080, Attention: Equity Syndicate Desk, with a copy to the Office of General Counsel; if to the Company or the Operating Company shall be delivered, mailed or sent to 475 Tenth Avenue, New York, New York 10018, Attention: Chief Financial Officer; and if to MHG shall be delivered, mailed or sent to 527 Madison Avenue, 16th Floor, New York, New York 10022, Attention: Chief Executive Officer; and if to a Selling Shareholder shall be delivered, mailed or sent to the address set forth in the Power of Attorney of such Selling Shareholder.

19.                                 No Fiduciary Duty.  The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

Very truly yours,

MORGANS HOTEL GROUP CO.,

By:	/s/ W. Edward Scheetz
	Name:	W. Edward Scheetz
	Title:	President and Chief
Executive Officer

MORGANS GROUP LLC,

By:	Morgans Hotel Group LLC, its sole member

By:	/s/ W. Edward Scheetz
	Name:	W. Edward Scheetz
	Title:	Chief Executive Officer

MORGANS HOTEL GROUP LLC,

By:	/s/ W. Edward Scheetz
	Name:	W. Edward Scheetz
	Title:	Chief Executive Officer

The Selling Shareholders named in Schedule II hereto, acting severally,

By:	/s/ W. Edward Scheetz
W. Edward Scheetz
Attorney-in-Fact

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Acting severally on behalf of themselves and
the several Underwriters named in
Schedule I hereto

By:	Morgan Stanley & Co. Incorporated

By:	/s/ John Tyree
	Name:	John Tyree
	Title:	Executive Director

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Alexander Virtue
	Name:	Alexander Virtue
	Title:	Vice President, Investment Banking

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased

Morgan Stanley & Co. Incorporated	5,841,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	5,841,000
Citigroup Global Markets Inc.	2,920,500
Banc of America Securities LLC	1,947,000
Thomas Weisel Partners LLC	619,500
Jefferies & Company, Inc.	354,000
JMP Securities LLC	177,000
Blaylock & Company, Inc.	100,000
E*Trade Securities LLC	100,000
Susquehanna Financial Group, LLLP	100,000
Total:	18,000,000

SCHEDULE II

Selling Shareholders	Number of Firm Shares To Be Sold

NCIC MHG Subsidiary LLC	1,871,158
RSA Associates, L.P.	450,000
David T. Hamamoto(1)	167,928
W. Edward Scheetz(2)	167,928
Marc Gordon	7,306
Peter W. Ahl	1,941
Estate of Adam Anhang	243
Deutsche Bank Alex. Brown Exchange Fund I, L.P.	22,450
Exchange Fund II Illiquid Asset Holding and Distribution, L.P.	57,285
Charles Humber	243
Martin J. Lamb	485
Glenn E. Levin	121
Richard J. McCready	2,583
Keith A. Meister	485
Richard J. Sabella	605
Sorco Interfund LLC	240,747
David King	8,492
Total:	3,000,000

(1)                                  Mr. Hamamoto will sell the 167,928 shares offered through DTH Holdings LLC of which he is the sole member.

(2)                                  Mr. Scheetz will sell the 167,928 shares offered through WES Holdings LLC of which he is the sole member.

SCHEDULE III

Time of Sale Prospectus

1.                                       Preliminary Prospectus issued February 9, 2006

2.                                       The issuer free writing prospectus filed pursuant to Rule 433 dated February 13, 2006.

SCHEDULE IV

Name of MHG Business Entity	Jurisdiction of Organization
MMRDH Parent Holding Company LLC	Delaware
Hudson Managing Member LLC	Delaware
Shore Club Holdings LLC	Delaware
Clift Holdings LLC	Delaware
Royalton London LLC	New York
Royalton Europe Holdings LLC	Delaware
Morgans Hotel Group Management LLC	Delaware
495 Geary LLC	Delaware
SC London LLC	Delaware
SC Restaurant LLC	Delaware
Collins Hotel Associates LLC	Delaware
Morgans/LV Investment LLC	Delaware
MHG Scottsdale Holdings LLC	Delaware

SCHEDULE V

Lock-up Agreements

NorthStar Partnership, L.P.

RSA Associates, L.P.

David T. Hamamoto

DTH Holdings LLC

W. Edward Scheetz

WES Holdings LLC

Marc Gordon

Richard Szymanski

Edwin L. Knetzger, III

Fred J. Kleisner

Thomas L. Harrison

Robert Friedman

Lance Armstrong

Anda Andrei

Charles Humber

David King

Deutsche Bank Alex. Brown Exchange Fund I, L.P.

Exchange Fund II Illiquid Asset Holding and Distribution, L.P.

Denise Olsen

Estate of Adam Anhang

Glenn E. Levin

Greg Peck

Harriet Zois Stamatakos

Keith A. Meister

Kevin Reardon

Martin J. Lamb

Michael Overington

NorthStar Capital Investment Corp.

NCIC MHG Subsidiary LLC

Peter W. Ahl

Richard J. McCready

Richard J. Sabella

Sorco Interfund LLC

EXHIBIT A

Form of Opinion of Sullivan & Cromwell LLP

as Special Counsel for the Company and the Operating Company

[TO BE ATTACHED]

EXHIBIT B

Form of Opinion of counsel for each Selling Shareholder

Counsel for each Selling Shareholder shall furnish an opinion to the effect that:

(i)                                     this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder;

(ii)                                  the execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Power of Attorney of such Selling Shareholder will not contravene any provision of applicable law, or the certificate of incorporation or by-laws or other organizational documents of such Selling Shareholder (if such Selling Shareholder is an entity), or, to the best of such counsel’s knowledge, any agreement or other instrument binding upon such Selling Shareholder or, to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Power of Attorney of such Selling Shareholder, except such as may be required by the securities or blue sky laws of the various states in connection with offer and sale of the Shares;

(iii)                               the Power of Attorney of such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder; and

(iv)                              upon payment of the purchase price by the Underwriters for the Shares being sold by such Selling Shareholder and the delivery by such Selling Shareholder to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) of the Shares being sold by such Selling Shareholder registered in the name of Cede or such other nominee designated by DTC, both as provided for in this Agreement, and the crediting of such Shares to the account of the Underwriters with DTC, Cede or such other nominee designated by DTC will be a “protected purchaser” (as defined in Section 8-303 of the New York Uniform Commercial Code (the “Code”)) of such Shares, the Underwriters will acquire a valid “security entitlement” (within the meaning of Section 8-501 of the Code) to such Shares, and no action based on an “adverse claim” (as defined in Section 8-102 of the Code) may be asserted against the Underwriters with respect to such security entitlement (assuming that the Underwriters are without notice of any such adverse claim); in giving this opinion, counsel for such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the Code and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the Code.

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EXHIBIT C

Form of Comfort Letter of BDO Seidman, LLP

[TO BE ATTACHED]

EXHIBIT D

Form of “Bring-Down” Comfort Letter of BDO Seidman, LLP

[TO BE ATTACHED]

EXHIBIT E

[FORM OF LOCK-UP LETTER]

                                    , 2006

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Morgans Hotel Group Co., a Delaware corporation (the “Company”), Morgans Hotel Group LLC, a Delaware limited liability company (“MHG”), and Morgans Group LLC, a Delaware limited liability company (the “Operating Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley and Merrill Lynch (the “Underwriters”), of the common stock, $.01 par value per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to participate in the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and Merrill Lynch on behalf of the Underwriters, the undersigned will not, during the period commencing on the date of the preliminary prospectus relating to the Public Offering that is first printed for use in “road show” meetings and distributed to prospective investors (the “Preliminary Prospectus”) and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (such shares of Common Stock and such securities, together the “MHG Co. Securities”), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of MHG Co. Securities, in cash or otherwise.

The foregoing paragraph shall not apply to (a) transactions relating to MHG Co. Securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of MHG Co. Securities acquired in such open market transactions, (b) transfers of MHG Co. Securities as a bona fide gift, (c) distributions of MHG Co. Securities to holders of ownership interests in the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall agree to be bound by the lock-up restrictions set forth in this letter as if a party hereto and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing paragraph, or (d) pledges permitted pursuant to, and subject to the provisions set forth in, the lock-up agreement signed by NorthStar Partnership L.P. in connection with the Public Offering.  In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Merrill Lynch on behalf of the Underwriters, it will not, during the period commencing on the date of the Preliminary Prospectus and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any MHG Co. Securities.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If during the last 17 days of the 180-day restricted period the Company issues an earnings release, or prior to the expiration of the 180-day restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial 180-day restricted period unless the undersigned requests and receives prior confirmation from the Company or Morgan Stanley and Merrill Lynch that the restrictions imposed by this agreement no longer apply.

The undersigned understands that the Company, MHG, the Operating Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

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Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, MHG, the Operating Company and the Underwriters.  This agreement shall expire and be of no further force and effect if the Public Offering is not completed within four (4) weeks of the date of the Preliminary Prospectus.

Very truly yours,

(Name)

(Address)

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